SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2002

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035

(State of incorporation)	Commission File Number	(IRS employer identification)

303 Peachtree St., NE Atlanta, Georgia	30308

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-588-7711

Item 4. Changes to Registrant’s Certifying Accountants
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
Letter of Arthur Andersen

Item 4. Changes to Registrant’s Certifying Accountants

Explanatory Note: This Form 8-K/A amends the Form 8-K dated February 19, 2002 of SunTrust Banks, Inc. (“SunTrust”) to reflect the fact that, as anticipated, Arthur Andersen LLP has issued its report on SunTrust’s 2001 financial statements in conjunction with the March 15, 2002 filing of SunTrust’s Annual Report on Form 10-K for the year ended December 31, 2001.

On February 12, 2002 SunTrust determined not to renew the engagement of its independent accountants, Arthur Andersen LLP (“Andersen”) and appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as its new independent accountants, effective immediately. This determination followed SunTrust’s decision to seek proposals from independent accountants to audit SunTrust’s financial statements for the fiscal year ending December 31, 2002. The decision not to renew the engagement of Andersen and to retain PricewaterhouseCoopers was approved by SunTrust’s Board of Directors upon the recommendation of its Audit Committee. Arthur Andersen was dismissed effective as of March 15, 2002.

During SunTrust’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 15, 2002, there were no disagreements between SunTrust and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within SunTrust’s two most recent fiscal years and the subsequent interim period through March 15, 2002.

The audit reports of Andersen on the consolidated financial statements of SunTrust and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Andersen is attached as Exhibit 16.1.

During SunTrust’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through February 12, 2002, SunTrust did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Number	Exhibit

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.

		By:	/s/ John W. Spiegel

John W. Spiegel Vice Chairman and Chief Financial Officer

Date:	March 18, 2002